Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 1, 2011, with respect to the consolidated financial statements included in the Annual Report of Sterling Chemicals, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sterling Chemicals, Inc. on Form S-8 (File No. 333-105794, effective June 3, 2003).
/s/ GRANT THORNTON LLP
Houston, Texas
March 1, 2011